UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to R240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 05/14/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 04/28/08.

To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639 **Email: sendmaterial@proxyvote.com **If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VMWARE, INC.

Vote In Person

Please check the meeting materials for special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

VMWARE, INC. Vote By Internet

3401 HILLVIEW AVENUE

To vote now by Internet, go to WWW.PROXYVOTE.COM. PALO ALTO, CA 94304 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Meeting Location

The Annual Meeting for stockholders as of 03/21/08 is to be held on 05/14/08 at 8:00 A.M. at: Sheraton Palo Alto Hotel 625 El Camino Real Palo Alto, CA 94304

Directions to the Meeting Location:

From East

Take Highway 101 South to Embarcadero Road West. Proceed approximately two miles and turn right onto El Camino Real. The hotel is located three blocks down and on the right side.

From San Francisco International Airport

Take Highway 101 South and exit onto Embarcadero Road West. Proceed approximately two miles and turn right onto El Camino Real. The hotel is located three blocks down on the right side.

From Norman Y. Mineta San Jose International Airport

Take Highway 101 North and exit onto Embarcadero Road West. Proceed approximately two miles and turn right onto El Camino Real. The hotel is located three blocks down and on the right side.

From West

Take Interstate 280 East and exit onto Page Mill Road East. Proceed approximately two miles and turn left onto El Camino Real. The hotel is located two miles down and on the right side.

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Voting items

Election of Directors—The Board of Directors recommends a vote FOR the nominee listed.

1. Election of Class I, Group II Director by holders of Class A and Class B common stock (each, one vote per share):

Nominee:

1a) Renee J. James (to serve a three-year term)

Proposals—The Board of Directors recommends a vote FOR Proposals 2 and 3.

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2008.

3. To approve VMware’s 2007 Equity and Incentive Plan as described in VMware’s Proxy Statement.